As filed with the Securities and Exchange Commission on March 20, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 17, 2015
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2015, the Board of Directors (the “Board”) of Bank of America Corporation (the “Corporation”) approved and adopted an amendment to the Corporation’s Amended and Restated Bylaws (the “Bylaws”) to revise Article IV, Section 2, add a new Article IV, Section 8, and make certain other technical and conforming revisions. The amendment to the Bylaws was effective upon approval by the Board.

Article IV, Section 2 was amended to require that directors of the Corporation at all times meet the requirements of the Corporation’s primary regulators in their supervisory capacity.

Article IV, Section 8 of the Bylaws permits a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years shares of the Corporation representing an aggregate of at least three percent of the voting power entitled to vote in the election of directors, to nominate and include in the Corporation’s annual meeting proxy materials directors constituting up to 20 percent of the Board. Such nominations are subject to certain eligibility, procedural and disclosure requirements set forth in Article IV, Sections 2 and 8, including the requirement that the Corporation must receive notice of such nominations between 150 and 120 calendar days prior to the anniversary date of the previous year’s annual proxy materials mailing, except as otherwise provided in Article IV, Section 8(b).

The foregoing summary is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated in this Item 5.03 by reference. The text of Article IV, Sections 2 and 8 of the Bylaws is attached hereto as Exhibit 99.1.

ITEM 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3.1	Amended and Restated Bylaws
99.1	Article IV, Section 2 and Article IV, Section 8 of the Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: March 20, 2015

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3.1	Amended and Restated Bylaws
99.1	Article IV, Section 2 and Article IV, Section 8 of the Amended and Restated Bylaws

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